UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant

to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF BIOMX INC.

Proxy Statement dated August 28, 2025
and first mailed to stockholders on or about August 28, 2025

Dear Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (“Annual Meeting”) of BiomX Inc. (the “Company”) at 8:00 a.m., Eastern Time, on Thursday, October 16, 2025. This year’s Annual Meeting will be held entirely online to allow for greater participation. Stockholders may participate in this year’s annual meeting by visiting the following hosting URL: www.virtualshareholdermeeting.com/PHGE2025.

Your vote is very important! Whether or not you plan to attend the Annual Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

A record of our business activities for the 2024 fiscal year is contained in our 2024 Annual Report to Stockholders. Thank you for your confidence and continued support.

Sincerely,

/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer

Time	8:00 a.m., Eastern Time

Date	Thursday, October 16, 2025

Place	The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/PHGE2025..

Purpose	The purpose of the Annual Meeting is the following:

1.	To elect three Class II directors to serve until the 2028 annual meeting of stockholders, and in each case, until their successors are duly elected and qualified;

2.	To authorize the Company’s Board of Directors to amend the amended and restated certificate of incorporation of the Company, as amended, to effect a reverse stock split of the Company’s outstanding common stock, par value $0.0001 per share, at any ratio between at least 1-for-5 and less than 1-for-20, to be effected at such time as the Company’s Board of Directors shall determine, in its sole discretion, at any time before October 16, 2026;

3.	To ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025;

4.	To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals No. 1 through 3; and

5.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date	The Company’s Board of Directors has fixed the close of business on August 22, 2025 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting.

Meeting Admission	All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/PHGE2025, you must enter the control number found on your proxy card, voting instruction form or notice card.

Voting by Proxy

YOUR VOTE IS VERY IMPORTANT. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website during the Annual Meeting, but if you are not able to attend virtually, please submit your vote as soon as possible as instructed in the notice, proxy card or voting instruction form.

Beginning on or about August 28, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to the Company’s stockholders of record on August 22, 2025. In addition, the proxy statement, the accompanying proxy card or voting instruction form, and our 2024 Annual Report to Stockholders are available at www.proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access these materials online or may request printed or emailed copies.

We encourage you to vote your shares of common stock as soon as possible. Specific instructions for voting over the internet or mail are included in the Notice of Internet Availability. If you attend the Annual Meeting online and vote electronically during the Annual Meeting, your vote will replace any earlier vote.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our executive offices for a period of ten (10) days prior to the Annual Meeting and until the close of such Annual Meeting.

By order of the Board of Directors,

/s/ Marina Wolfson
Marina Wolfson,
Chief Financial Officer

August 28, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on October 16, 2025: The proxy statement and our 2024 Annual Report to Stockholders are available at www.proxyvote.com.

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
PROPOSAL NO. 1 : ELECTION OF DIRECTORS	7
Nominees for Election	8
Other Currently Serving Directors	9
THE BOARD AND ITS COMMITTEES	10
Board Composition and Leadership Structure	10
Director Independence	10
Board Meetings and Attendance	11
Board Committees	11
The Board’s Role in Risk Oversight	13
Code of Business Conduct and Ethics	13
Insider Trading, Prohibition Against Pledging, and Anti-Hedging Policies	13
Stockholder Communications with Our Board	14
AUDIT COMMITTEE REPORT	14
PROPOSAL NO. 2: AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY RATIO OF AT LEAST 1-FOR-5 AND LESS THAN 1-FOR-20	15
Purpose of Proposed Reverse Stock Split	16
Potential Effects of the Proposed Reverse Stock Split	16
Authorized Shares of Stock	18
Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates	18
Fractional Shares	19
No Appraisal Rights	19
Accounting Consequences	19
No Going Private Transaction	19
Potential Anti-Takeover Effect	19
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	20
Board Discretion to Implement the Reverse Stock Split	20
PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025	21
Pre-Approval Policies and Procedures	21
Independent Registered Public Accounting Firm Fees	21
PROPOSAL NO. 4: adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes	22

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	23
Executive Officer Compensation	23
Director Compensation	27
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	32
Policies and Procedures Regarding Transactions with Related Parties	32
Certain Related-Person Transactions	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	34
Security Ownership of Certain Beneficial Owners and Management	34
DELINQUENT SECTION 16(a) REPORTS	36
HOUSEHOLDING OF PROXY MATERIALS	36
STOCKHOLDER PROPOSALS	36
OTHER MATTERS	37

i

PROXY STATEMENT DATED AUGUST 28, 2025

BIOMX INC.
22 EINSTEIN St., 4th Floor, Ness Ziona 7414003, Israel

PROXY STATEMENT
FOR THE 2025 Annual Meeting OF STOCKHOLDERS
TO BE HELD ON OCTOBER 16, 2025
AT 8:00 A.M. Eastern Time

GENERAL INFORMATION

As used in this proxy statement, “we,” “us” and “our” refer to BiomX Inc. The term “Annual Meeting,” as used in this proxy statement, refers to the 2025 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following section provides answers to frequently asked questions about the Annual Meeting. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. You should carefully read this entire proxy statement, including Annex A.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about August 28, 2025, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the proxy materials, including the Notice of 2025 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), this Proxy Statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), voting instruction form, and our 2024 Annual Report to Stockholders (collectively, the “Proxy Materials”), will be made available to stockholders via the Internet. We believe electronic delivery will expedite the receipt of the Proxy Materials and will help lower our costs and reduce the environmental impact. Accordingly, we have sent a Notice of Internet Availability to stockholders of record and beneficial owners of our common stock, par value $0.0001 per share (“Common Stock”) on or about August 28, 2025.

The Notice of Internet Availability provides instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a printed set of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability also provides voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, Proxy Statement and the accompanying proxy card and 2024 Annual Report to Stockholders are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.

How do I attend the Annual Meeting?

The meeting will be held virtually via the Internet on Thursday, October 16, 2025 at 8:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PHGE2025. Information on how to vote at the virtual Annual Meeting is discussed below.

When is the record date for the Annual Meeting?

The Board of Directors (the “Board”) has fixed the record date for the Annual Meeting as of the close of business on August 22, 2025 (the “Record Date”).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, a total of 26,554,887 shares of our Common Stock were outstanding and entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter considered at the Annual Meeting. As of the Record Date, a total of 147,512 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) were outstanding, none of which are entitled to vote with respect to any matters to be acted upon at the Annual Meeting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, Inc., our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

How do I vote?

By Internet at the Annual Meeting.

Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/PHGE2025, although we encourage you to vote by proxy at your earliest convenience to ensure your shares are represented, in case you later decide not to attend the Annual Meeting virtually. Stockholders will need their unique 16-digit control number that accompanied the proxy materials. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/PHGE2025 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the Annual Meeting.

By Proxy

If your shares are held directly in your own name, and you received a Notice of Internet Availability, you may vote your shares over the internet at www.proxyvote.com. You may also vote your shares by mail or telephone by requesting a paper copy of the proxy materials, which will include a proxy card. The proxy card will contain instructions for voting by mail and telephone.

If your shares are held directly in your own name, and you received printed copies of the Proxy Materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the internet or by telephone, you should refer to your proxy card for instructions.

If your shares are held in street name, meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Annual Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current NYSE American LLC (“NYSE American”) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, bank, or other nominee, the authorization of our Board to effect one reverse stock split of our outstanding Common Stock, the ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Fiscal 2025”) and the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals No. 1 through 3 are considered “routine” matters on which your broker may use its discretion to vote your shares without your instructions. The election of the Class II directors is not a “routine” proposal; therefore, your broker will be unable to vote your shares if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the votes on the election of the Class II directors.

I have shares registered in my name and, in addition, have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR election of each of the Class II director nominees (page 7);

Proposal 2: FOR the authorization of our Board to amend the Certificate of Incorporation to effect one reverse stock split of our outstanding Common Stock, $0.0001 par value per share, at any ratio between at least 1-for-5 and less than 1-for-20 at such time as our Board shall determine, in its sole discretion, any time before October 16, 2026 (page 15); and

Proposal 3: FOR ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for Fiscal 2025 (page 21).

Proposal 4: FOR the approval of the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for proposals No. 1 through 3 (page 22).

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

●	delivering written notice to the Company at any time before the close of voting at the Annual Meeting;

●	submitting a later dated proxy over the internet or by telephone in accordance with the instructions in the Notice of Internet Availability or the proxy card; or

●	voting your shares electronically during the Annual Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

How is a quorum reached?

Business may not be conducted at the Annual Meeting unless a quorum is present. Under our amended and restated bylaws (“Bylaws”), the holders of one-third (1/3) of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, AGAINST and to WITHHOLD, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to Proposals 1, 3 or 4, but abstentions have the same effect as votes in opposition of Proposal 2.

Proposal No. 1 — Election of three Class II directors to serve until the 2028 annual meeting of stockholders

Director nominees will be elected by a plurality of votes cast, which means that the director nominees receiving the highest number of votes will be elected. Only FOR and WITHHOLD votes will affect the outcome. Abstentions and broker non-votes will have no effect on Proposal No. 1.

Proposal No. 2 — Approval of an authorization of our Board to amend the Certificate of Incorporation to effect one reverse stock split of our outstanding Common Stock, $0.0001 par value per share, at any ratio between at least 1-for-5 and less than 1-for-20 at such time as our Board shall determine, in its sole discretion, any time before October 16, 2026

The approval of the authorization of our Board of Directors to effect one reverse stock split of our outstanding Common Stock requires the vote of the holders of a majority of the shares of Common Stock outstanding. Abstentions have the same vote as a vote against Proposal No. 2. There will be no broker non-votes on Proposal 2 because it is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions.

Proposal No. 3 — Ratification of selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2025

The ratification of the selection of Kesselman & Kesselman as our independent registered public accounting firm for Fiscal 2025, requires the vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have no effect on the voting of Proposal 3. There will be no broker non-votes on Proposal No. 3 because it is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions.

Proposal No. 4 — Approval of the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for proposals No. 1 through 3

The approval of the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals No. 1 through 3 requires the affirmative vote of a majority of the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote, though less than a quorum (for the purpose of soliciting additional proxies to approve Proposals No. 1 through 3). Abstentions will have no effect on the voting of Proposal 4. There will be no broker non-votes on Proposal No. 4 because it is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the 2026 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2026 Annual Meeting, we must receive them on or before April 30, 2026, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2026 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the annual meeting; provided, however, that in the event that less than 45 calendar days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, we must receive the notice not later than the close of business on the tenth business day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure is made. Your written notice must contain specific information required in Section 2 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Who should I contact if I have any additional questions?

If you are the stockholder of record for your shares, please contact Marina Wolfson, at marinaw@biomx.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee holder directly.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board currently consists of eight directors. Our Certificate of Incorporation provides for a classified Board consisting of three classes of directors. Currently, Class I consists of two directors, Class II consists of three directors and Class III consists of three directors. We are currently seeking to elect directors to serve in Class II, whose terms expire in 2025.

Our Certificate of Incorporation provides that at the Annual Meeting, directors will be elected to succeed those directors whose terms expire. Such elected directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Accordingly, the Class II directors shall be elected by our stockholders to serve until the 2028 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each class is elected to serve a staggered three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. All nominees are currently serving on our Board and have consented to be named in this proxy statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

Nominees	Age	Term Expires	Position(s) Held	Director Since
Class II		2025
Susan Blum	53		Director	2024
Dr. Jesse Goodman	73		Director	2024
Gregory Merril	59		Director	2024
Class III		2026
Dr. Russell Greig	72		Chairman	2019
Jonathan Leff	56		Director	2024
Jonathan Solomon	48		Chief Executive Officer and Director	2019
Class I		2027
Dr. Alan Moses	77		Director	2020
Edward Williams	69		Director	2023

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
EACH OF THE CLASS II DIRECTOR NOMINEES IN PROPOSAL NO. 1

Information About the Board

The principal occupation, business experience and education of each nominee for election as a director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Gregory Merril has served as a director of the Company since March 2024. Mr. Merril founded Adaptive Phage Therapeutics (“APT”) in October 2016, and served as its Chief Executive Officer until October 2023 and served on its board of directors until March 2024. Currently, he lends his expertise to various startups, serving in capacities ranging from advisor to executive director. Mr. Merril served as Chief Executive Officer of Yost Labs, a developer of inertial motion sensors used in fields such as physical rehabilitation and drone navigation, from August 2015 to December 2017. Between 2011 and August 2015, he founded and led Brain Sentry, a company dedicated to developing wearable sensors to detect head impacts risking traumatic brain injury in sports including football, hockey, and lacrosse. From October 2009 to February 2011, he served as chief operating officer of Decision Technologies, which supported the U.S. Navy and the Missile Defense Agency with technology acquisitions and deployments. Earlier, as the founding chief executive officer and chair of Interaction Laboratories from March 2002 to October 2009, Merril worked on patents and products that enhanced physical activity in video games and military simulations. Before this, he was the founding Chief Executive Officer of HT Medical Systems, a company focusing on surgical training simulators, which merged with Immersion Corp (NASDAQ: IMMR) in July 2000. Mr. Merril is credited as inventor with 22 issued patents and holds a B.A. in psychobiology from McDaniel College.

We believe that Mr. Merril’s qualifications to sit on our Board include his experience in drug research and development in the pharmaceutical industry.

Dr. Jesse Goodman has served as a director of the Company since March 2024. Dr. Goodman has been the director of the Center on Medical Product Access, Safety and Stewardship, and professor of medicine and attending physician in infectious diseases, at Georgetown University since March 2014.  He served on the board of directors of GlaxoSmithKline plc, a multinational pharmaceutical company, from 2016 to 2025, and chaired that board’s science committee until early 2023, and since 2018 has served on the board of directors of Intellia Therapeutics, Inc., a publicly traded biotechnology company, now chairing its science and technology committee. Prior to the Merger Agreement, Dr. Goodman served on the board of directors of APT. He also has served as a president (2015 to 2020) and member (2015 to 2025) of the board of trustees of the United States Pharmacopeia Convention, Inc. From 2009 until February 2014, Dr. Goodman served as the chief scientist of the FDA. Dr. Goodman also served as deputy commissioner for science and public health at the FDA from 2009 through 2012. Prior to that, Dr. Goodman was the director of FDA’s Center for Biologics Evaluation and Research from 2003 to 2009 and a senior advisor to the FDA commissioner from 1998 through 2000. Prior to his government service, Dr. Goodman was professor of medicine and chief of infectious diseases at the University of Minnesota. Dr. Goodman has served on numerous advisory boards and committees for national and international health care organizations, including the CDC, the National Institute of Health, the World Health Organization, the Coalition on Epidemic Preparedness Innovations and the National Academies of Sciences, Engineering and Medicine. Dr. Goodman received a B.S. in biology from Harvard College, a master’s in public health from the University of Minnesota and an M.D. from the Albert Einstein College of Medicine, and did his residency and fellowship training in medicine, infectious diseases and oncology at the Hospital of the University of Pennsylvania and at the University of California in Los Angeles, where he was also chief medical resident. He has been elected to the National Academy of Medicine.

We believe that  Dr. Goodman’s qualifications to sit on our Board include his extensive board and leadership experience in clinical development in the pharmaceutical industry and regulation.

Susan Blum has served as a director of the Company since April 2024. Ms. Blum is the Chief Financial Officer of Melinta Therapeutics, LLC (“Melinta”), a company focused on the development and commercialization of innovative therapies for acute and life-threatening illnesses. Ms. Blum joined Melinta in 2016 as the company’s Controller and then served as Vice President of Finance & Chief Accounting Officer prior to being appointed to the Chief Financial Officer position in 2021. Prior to joining Melinta, Ms. Blum served as Corporate Controller at Textura Corporation from 2013 to 2016, supporting the company’s IPO and transformation into a publicly-traded organization. Ms. Blum also served in leadership roles at Orbitz Worldwide, Inc. (NYSE: OWW) from 2011 to 2013 and at Facet Biotech Corporation and PDL BioPharma, Inc. (Nasdaq: PDLI) from 2004 to 2010, where she was responsible for such functions as external reporting and related compliance, technical accounting and internal controls over financial reporting. Ms. Blum began her career in public accounting at Ernst & Young, where she spent nearly seven years working with a diverse client base ranging from large, public international engagements to development-stage enterprises. Ms. Blum is a Certified Public Accountant, currently serves as a member of the BioNJ Cybersecurity Committee and holds a B.S. in Business Commerce from Santa Clara University.

We believe that Ms. Blum’s qualifications to sit on our Board include her executive leadership in both finance and accounting within the life sciences sector, and will provide our company with significant expertise.

Other Currently Serving Directors

Dr. Russell Greig has served as a director and chairman of the Board of the Company since October 2019. Dr. Greig has more than 44 years’ experience in the pharmaceutical industry, with knowledge and expertise in research and development, business development and commercial operations. He spent the majority of his career at GlaxoSmithKline (“GSK”), where he held a number of positions including GSK’s President of Pharmaceuticals International from 2003 to 2008 and Senior Vice President Worldwide Business Development. From 2008 to 2010, Dr. Greig was also President of SR One, GSK’s corporate venture group. He is currently Chairman of Nucleome Therapeutics Limited (Oxford, UK). In addition, Dr. Greig previously served on the boards of Sanifit (Spain) (acquired by Vifor Pharma AG (SWX: VIFN), Tigenix N.V. (acquired by Takeda Pharmaceutical Company Limited), Ablynx N.V. (acquired by Sanofi, France), Chairman of MedEye NV (formerly - Mint Solutions, The Netherlands), eTheRNA immunotherapies NV (Belgium) and Merus N.V. (Nasdaq: MRUS). He was previously Chairman of Cardior Pharmaceuticals GmbH (Germany) (sold to Novo Nordisk A/S for over $1 billion), Syntaxin Ltd (UK) (sold to Ipsen), Novagali Pharma S.A. (France) (acquired by Santen Pharmaceutical Co., Ltd.), and Isconova AB (Sweden) (acquired by Novavax, Inc. (Nasdaq: NVAX)). He served as acting Chief Executive Officer at Genocea Biosciences (Nasdaq: GNCA) and Isconova AB for an interim period. He was also a member of the Scottish Scientific Advisory Committee, reporting to the First Minister of Scotland.

We believe that Dr. Greig’s qualifications to sit on our Board include his extensive board and leadership experience in business development and in drug research and development in the pharmaceutical industry.

Jonathan Solomon has served as the Chief Executive Officer and as a director of the Company since October 2019. Mr. Solomon served as Board member of BiomX Israel from February 2016 and also as Chief Executive Officer from February 2017 to October 2019. From July 2007 to December 2015, Mr. Solomon was a co-founder, President, and Chief Executive Officer of ProClara Biosciences Inc. (formerly NeuroPhage Pharmaceuticals Inc.), a biotechnology company pioneering an approach to treating neurodegenerative diseases. Prior to joining ProClara, he served for ten years in a classified military unit of the Israeli Defense Forces. Mr. Solomon holds B.Sc. magna cum laude in Physics and Mathematics from the Hebrew University, an M.Sc. summa cum laude in Electrical Engineering from Tel Aviv University, and an MBA with honors from the Harvard Business School.

We believe that Mr. Solomon’s qualifications to sit on our Board include his extensive board and management experience in the biotech industry.

Jonathan Leff has served as a director of the Company since March 2024. Mr. Leff is a Partner at Deerfield Management Company, L.P. (“Deerfield”) and Chairman of the Deerfield Institute. He joined Deerfield in 2013 and focuses on venture capital and structured investments in biotechnology and pharmaceuticals. Prior thereto, Mr. Leff served as Managing Director at Warburg Pincus LLC from 2000 to 2012, where he led the firm’s investment efforts in biotechnology and pharmaceuticals. Mr. Leff also previously served as a member of the Executive Committee of the Board of the National Venture Capital Association (“NVCA”), and led NVCA’s life sciences industry efforts as Chair of NVCA’s Medical Innovation and Competitiveness Coalition. He also served on the Emerging Companies Section Board of the Biotechnology Industry Organization. Mr. Leff is involved in the governance of several not-for-profit organizations, including serving as a member of the board of directors of the Spinal Muscular Atrophy Foundation and sitting on the Columbia University Medical Center Board of Advisors. He currently serves on the board of directors of Larimar Therapeutics, Inc., a publicly traded biotechnology company. Mr. Leff also previously served on the boards of several other publicly traded biotechnology and pharmaceutical companies, including ARS Pharmaceuticals, Inc., from 2022 to 2023, Proteon Therapeutics, Inc. from 2017 to 2019, AveXis, Inc. from 2014 to 2017 and Nivalis Therapeutics, Inc. from 2014 to 2016. He currently serves on the boards of several private biopharmaceutical companies and has previously served on the boards of other privately held biopharmaceutical companies. Mr. Leff received his A.B. from Harvard University, MBA from the Stanford University Graduate School of Business and M.S. in Biotechnology from Johns Hopkins University.

We believe that Mr. Leff’s qualifications to sit on our Board include his extensive board and leadership experience in capital markets and the pharmaceutical and biotech industries.

Dr. Alan Moses has served as a director of the Company since October 2020. Dr. Moses has been a Board member of Chemomab Therapeutics, Ltd. (Nasdaq: CMMB) since March 2021. Dr. Moses served as the Global Chief Medical Officer of Novo Nordisk A/S from 2013 until his retirement in 2018. Prior to that he served in various roles at Novo Nordisk A/S since 2004, beginning as Associate Vice President of Medical Affairs in the United States. Throughout his career, Dr. Moses has specialized in developing novel therapeutics and diagnostics for diabetes mellitus. He co-founded and directed the Clinical Investigator Training Program at Beth Israel Deaconess-Harvard Medical School-MIT. From 1998 to 2004, Dr. Moses served as Senior Vice President and Chief Medical Officer of the Joslin Diabetes Center with specific responsibility for the Joslin Clinic, and has served as a member of the Board of Joslin Diabetes Center since December 2021. Dr. Moses earned his MD from the Washington University School of Medicine in St. Louis, worked for three years at the National Institutes of Health, completed his clinical endocrine/diabetes training at Tufts New England Medical Center, and studied Health Care Strategy at Harvard Business School.

We believe that Dr. Moses’ qualifications to sit on our Board include his extensive leadership experience in clinical development in the pharmaceutical industry.

Edward “Eddie” Williams has served as a director of the Company since October 2023. Mr. Williams has served as a member of the board of directors of BioAtla, Inc. (Nasdaq: BCAB), a publicly traded biotechnology company focusing on oncology, since December 2021. From January 2018 to December 2022, he served as a member of the board of directors of Catalyst Biosciences Inc. (Nasdaq: CBIO, now GYRE), a publicly traded biopharmaceutical company. He also currently serves as director on the non-profit healthcare boards of Boone Memorial Health, and Innovative Hematology, Inc. From March 2020 to September 2022, Mr. Williams held the positions of Special Advisor to the Chief Executive Officer and Interim Chief Commercial Officer of Ascendis Pharma, Inc. (Nasdaq: ASND). Prior to Ascendis, from 2006 to January 2017, Mr. Williams served as Senior Vice President and General Manager of US BioPharmaceuticals at Novo Nordisk, Inc. (NYSE: NVO), a multinational pharmaceutical and biotech company. Prior to Novo, from 2003 to 2006, Mr. Williams served as Vice President of Sales at the Respiratory and Dermatology Business Unit at Novartis Pharmaceuticals Corporation. Mr. Williams started his career in 1981 at The Upjohn Company (Pharmacia & Upjohn), where he later served as Vice President of Sales until July 2001 and then as Regional Vice President of Sales of Northeast Region post-merger with Searle, from July 2001 until May 2003. Mr. Williams holds a B.S. in Biology and Chemistry from the Marshall University, Huntington, WV, and the Grambling State University, Grambling, LA.

We believe that Mr. Williams’s qualifications to sit on our Board include his extensive board and leadership experience, coupled with his successful experiences pre-launch and commercialization of novel compounds in the pharmaceutical industry.

THE BOARD AND ITS COMMITTEES

Board Composition and Leadership Structure

As of August 28, 2025, the Board is comprised of eight members. The Board has a flexible policy with respect to the combination or separation of the offices of Chairman of the Board and Chief Executive Officer. Currently, Dr. Russell Greig serves as our independent Chairman, and Mr. Jonathan Solomon serves as our Chief Executive Officer. The Board believes that by having separate roles, the Chief Executive Officer is able to focus on the day-to-day business and affairs of the Company and the Chairman is able to focus on key strategic issues, board leadership and communication. While the Board believes this leadership structure is currently in the best interests of the Company and its stockholders, the Board also recognizes that future circumstances could lead it to combine these roles.

Director Independence

The NYSE American requires that a majority of the Board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, as determined by the Board, would interfere with the exercise of his or her objective judgment and will meet the required standards for independence, as established by the applicable rules and regulations of the NYSE American and the SEC.

Ms. Susan Blum, Dr. Jesse Goodman, Dr. Russell Greig, Mr. Jonathan Leff, Mr. Gregory Merril, Dr. Alan Moses and Mr. Edward Williams are our independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

At least annually, the Board evaluates all relationships between us and each director considering relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of NYSE American and the SEC independence standards.

Board Meetings and Attendance

The Board held 22 meetings, including actions by written consent, during the fiscal year ended December 31, 2024. Each of the incumbent directors attended at least 75% the meetings of the Board and the committees of the Board on which he or she served during the fiscal year ended December 31, 2024, including actions by written consent (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). We have no policy regarding attendance of our directors at the Annual Meeting. Except for Mr. Jonathan Solomon, none of our directors (who were directors at the time of our 2024 annual meeting of stockholders) attended our 2024 annual meeting of stockholders.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is composed solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website, www.biomx.com.The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides membership and meeting information for the year ended December 31, 2024 for each committee:

Name	Audit Committee	Compensation Committee	Nominating Committee
Dr. Russell Greig	X	X	Chair
Dr. Jesse Goodman			X
Jonathan Leff		X
Dr. Alan Moses		Chair
Jonathan Solomon
Susan Blum*	Chair
Gregory Merril			X
Edward Williams	X
Total committee meetings and actions by written consent in 2024	6	2	2

*	Audit Committee Financial Expert

Below is a description of each committee of the Board.

Audit Committee

Our Audit Committee engages the Company’s independent accountants: reviews their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; reviews the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; reviews the Company’s compliance with legal and reviews regulatory requirements; and reviews the performance of the Company’s internal audit function and internal control over financial reporting. The Audit Committee held 6 meetings, including actions by written consent, during 2024.

The members of the Audit Committee are Ms. Susan Blum, Dr. Russell Greig and Mr. Edward Williams, each of whom is an independent director under NYSE American’s listing standards and satisfies the additional independence requirements of Rule 10A-3 of the Exchange Act. Ms. Susan Blum is the Chairperson of the Audit Committee. The Board has determined that Ms. Blum qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

Our Compensation Committee reviews annually the Company’s corporate performance goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, determines and approves the Chief Executive Office’s compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans; makes recommendations to the Board with respect to the compensation of our executive officers, other than the Chief Executive Officer, and directors; and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Chief Executive Officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. The Compensation Committee held 2 meetings, including actions by written consent, during 2024.

The members of the Compensation Committee are Dr. Russell Greig, Dr. Alan Moses and Mr. Jonathan Leff, each of whom is an independent director under NYSE American’s listing standards. Dr. Alan Moses is the Chairperson of the Compensation Committee.

In 2024, the Compensation Committee retained Aon Solutions UK Limited, or Aon, an independent compensation consultant, to provide advice with respect to providing, and periodically updating, competitive market data for our executive officers and developing preliminary approaches to 2024 long-term incentive award guidelines and equity grants between newly hired and long-standing employees. Aon provided the materials to the Company. and provided recommendations to the Compensation Committee, which the Compensation Committee considered among the factors it reviewed when updating the Company’s executive and employee compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Specifically, the Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the Nominating and Corporate Governance Committee recommends for approval by the Board certain desired qualifications and characteristics for Board membership. Additionally, the Nominating and Corporate Governance Committee establishes and oversees the annual assessment of the performance of the Board as a whole and its individual members. The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity identifying nominees, the Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs of the Board that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons. The Nominating and Corporate Governance Committee held 2 meetings, including actions by written consent, during 2024.

The members of the Nominating and Corporate Governance Committee are Dr. Jesse Goodman, Dr. Russell Greig, and Mr. Gregory Merril, each of whom is an independent director under NYSE American’s listing standards. Dr. Russell Greig is the Chairperson of the Nominating and Corporate Governance Committee.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, the independent directors met 6 times in executive sessions during the fiscal year ended December 31, 2024. The Chairman of the Board presides at these executive sessions.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, the Board oversees the risk management processes. The Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although the Board administers this risk management oversight function, the Audit Committee supports the Board in discharging its oversight duties and addresses risks inherent in its area of oversight.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at www.biomx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any director or executive officer, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading, Prohibition Against Pledging, and Anti-Hedging Policies

We have adopted an insider trading policy (the “Policy”), governing the purchase, sale and other transactions in our securities that applies to our directors, executive officers, employees, and other covered persons, including immediate family members and entities controlled by any of the foregoing persons, as well as by the Company itself.

The Policy prohibits, among other things, insider trading and certain speculative transactions in our securities (including short sales, buying put and selling call options and other hedging or derivative transactions in our securities) and establishes a regular blackout period schedule during which directors, executive officers, employees, and other covered persons may not trade in the Company’s securities, as well as certain pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in our securities.

The Company believes that the Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

Among other things, the Policy provides that none of our directors, officers or other employees may engage in the following transactions:

●	engaging in “short sales” and “selling against the box” (a variation of selling short) with respect to securities of the Company;

●	trading in puts, calls, straddles and options for the Company’s securities;

●	trading in securities of the Company on a short-term basis;

●	holding Company securities in a margin account; and

●	entering into hedging or similar transactions with respect to Company securities.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any individual director by sending correspondence to c/o BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attn: Marina Wolfson.

Each communication must set forth:

●	the name and address of the stockholder on whose behalf the communication is sent;

●	the number of shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication; and

●	the reason for the communication, any request being made and rationale supporting such request.

Each communication will be reviewed to determine whether it is appropriate for presentation to the Board or such individual director. Examples of inappropriate communications include advertisements, solicitations, hostile communications or communications that do not relate to appropriate company business.

Communications determined to be appropriate for presentation to the Board or such individual director will be submitted prior to the next meeting of the Board.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with the management of the Company. The audit committee has discussed with our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited. (“PwC”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning independence, and has had discussions with PwC regarding the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

Susan Blum, Chair
Dr. Russell Greig

Edward Williams

PROPOSAL NO. 2: AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY RATIO BETWEEN AT LEAST 1-FOR-5 AND LESS THAN 1-FOR-20

Our Board proposes that our stockholders approve a proposal to authorize our Board to effect a reverse stock split of all outstanding shares of our issued and outstanding Common Stock, par value $0.0001 per share, at any ratio between at least 1-for-5 and less than 1-for-20 at such time as our Board shall determine, in its sole discretion, any time before October 16, 2026, one year from the Annual Meeting (the “Reverse Stock Split”), in order to, among other reasons, assist the Company’s potential capital-raising efforts and cause the Common Stock to trade at a price high enough for investors with price minimums to invest. Further, although the NYSE American does not require listed securities to trade at a minimum price per share, our Board believes that increasing the share price through the Reverse Stock Split could help maintain listing on the NYSE American. If this proposal is approved, our Board would have the authority to effect one Reverse Stock Split. Our Board believes that approval of a proposal providing our Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give our Board the flexibility to set the ratio in accordance with current market conditions and therefore allow our Board to act in the best interests of the Company and our stockholders.

At the Company’s annual general meeting of stockholders in 2022, the Board first presented a proposal to our stockholders, which was approved on August 24, 2022, granting the Board the authority to effect a reverse stock split at a ratio between 1-for-5 and 1-for-10. This authorization was renewed and extended at the Company’s annual general meeting of stockholders in 2023, which was approved on August 28, 2023, extending the Board’s discretion for the same ratio range until August 28, 2024. On June 10, 2024, the Board exercised its authority when the Company effected a 1-for-10 reverse stock split.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

If our stockholders grant our Board the authority to effect a Reverse Stock Split, we would file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (“Certificate of Amendment”), with the Delaware Secretary of State to effect the proposed Reverse Stock Split, in substantially the form attached to this proxy statement as Annex A, the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by our Board. Our Board has unanimously approved and declared advisable the proposed Certificate of Amendment. If the proposed Reverse Stock Split is implemented, then the number of issued and outstanding shares of our Common Stock would be reduced. However, the Board will retain the authority not to effect the Reverse Stock Split even if we receive stockholder approval. If the Certificate of Amendment is not filed with the Secretary of State of the State of Delaware prior to October 16, 2026, the Reverse Stock Split will be abandoned, without any further effect. Thus, subject to stockholder approval, the Board, at its discretion, may cause the filing of the Certificate of Amendment to effect a Reverse Stock Split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of Proposed Reverse Stock Split

We are submitting this proposal to our stockholders for approval to help attract institutional investors with minimum trading price requirements. We believe increasing the trading price of our Common Stock will also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

In addition, an increase in the per share trading value of our Common Stock would be beneficial because it may:

●	improve the perception of our Common Stock as an investment security;

●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

●	decrease price volatility for our Common Stock, as small price movements currently may cause relatively large percentage changes in our stock price;

●	appeal to a broader range of investors to generate greater investor interest in us;

●	reduce stockholder transaction costs for our investors because brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks;

●	help us attract and retain employees because some potential employees are less likely to work for a company with a low stock price, regardless of our market capitalization; and

●	provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings and other issuances, mergers, business combinations or other strategic transactions, asset acquisitions, stock dividends, stock splits and other corporate purposes.

You should consider that, although our Board believes that a Reverse Stock Split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed Reverse Stock Split and the general economic environment), the market price of a company’s shares of Common Stock may in fact decline in value after a Reverse Stock Split. You should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the Reverse Stock Split is implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a Reverse Stock Split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any Reverse Stock Split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a Reverse Stock Split declines. We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that a Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios between at least 1-for-5 and less than 1-for-20, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the actual ratio that is determined by our Board.

Shares outstanding at August 22, 2025	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares outstanding
26,554,887	1-for-5	5,310,977	80.0%
26,554,887	1-for-12	2,212,907	91.7%
26,554,887	1-for-19	1,397,626	94.7%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a Reverse Stock Split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would change resulting from the adjustment for fractional shares.

Effect on Options and Warrants. In addition, we would adjust all outstanding shares underlying any options and warrants entitling the holders to purchase our Common Stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would increase the exercise price in accordance with the terms of each instrument proportionately based on the ratio of the Reverse Stock Split. Also, we would reduce the number of shares reserved for issuance under our existing 2015 Employee Stock Option Plan for Key Employees of BiomX Israel (the “2015 Plan”), the BiomX Inc. (formerly known as Chardan Healthcare Acquisition Corp.) 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”) and the Recapitalization Reservation, proportionately based on the ratio of the Reverse Stock Split. A Reverse Stock Split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock, except that the number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards and warrants will be rounded up to the nearest whole share and no cash payment will be made in respect of such rounding.

Effect on Preferred Stock. If we implement a Reverse Stock Split, the conversion rate of any outstanding shares of our preferred stock that are convertible into Common Stock will be proportionately adjusted in accordance with the terms of the applicable certificate of designation so that the number of shares of Common Stock issuable upon conversion after the Reverse Stock Split will reflect the same economic ratio as immediately prior to the Reverse Stock Split. Any corresponding adjustments to conversion prices will also be made proportionately based on the Reverse Stock Split ratio. Except for such proportional adjustments, the rights, preferences, and privileges of the preferred stock will be unchanged.

Other Effects on Outstanding Shares. If we implement a Reverse Stock Split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split would be fully paid and nonassessable.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Stock Split, we will continue to file periodic and current reports and comply with other requirements of the Exchange Act. Our Common Stock should continue to be listed on the NYSE American under the symbol “PHGE”.

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire shares of our Common Stock. We will not change the number of shares of Common Stock currently authorized. However, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the Reverse Stock Split.

As of August 22, 2025, we had (i) 750,000,000 shares of authorized Common Stock, par value $0.0001 per share, of which 26,554,887 shares of Common Stock were issued and outstanding, and (ii) 1,000,000 shares of authorized Preferred Stock, of which 147,512 shares of Preferred Stock were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed Reverse Stock Split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Reverse Stock Split, with the exception of our current commitments, including our obligations to issue shares of Common Stock upon exercise of outstanding warrants or options.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, as amended. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon a Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following any Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

No fractional shares will be issued. Any fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Potential Anti-Takeover Effect

This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of our Board. A relative increase in our authorized shares could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and NYSE American) in one or more transactions that could make a change in control or takeover more difficult. The Reverse Stock Split could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of Common Stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the Reverse Split with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Stock Split could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the material U.S. federal income tax consequences of the Reverse Stock Split is based on existing law, and is limited to U.S. holders of our shares. For purposes of this discussion, a U.S. holder is any beneficial owner of our shares that is:

●	an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal tax laws;

●	an entity treated as a corporation for federal tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses U.S. holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships, broker-dealers and tax-exempt entities. persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the Reverse Stock Split to U.S. holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the Reverse Stock Split.

In general, the receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the Reverse Stock Split will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the Reverse Stock Split will include the holding period of the Common Stock exchanged therefor.

Board Discretion to Implement the Reverse Stock Split

If the proposed Reverse Stock Split is approved at the Meeting, our Board, in its sole discretion, may determine to implement the Reverse Stock Split at any time as the Board shall determine before October 16, 2026. Notwithstanding the approval of the Reverse Stock Split amendment at the Meeting, our Board, in its sole discretion, may determine not to implement the Reverse Stock Split.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK AT ANY RATIO BETWEEN AT LEAST 1-FOR-5 AND LESS THAN 1-FOR-20 AT SUCH TIME AS OUR BOARD SHALL DETERMINE, IN ITS SOLE DISCRETION, ANY TIME BEFORE OCTOBER 16, 2026

PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL 2025

Our Audit Committee appointed Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm (the “Independent Auditors”), for the current fiscal year, subject to ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

Our organizational documents do not require that the stockholders ratify the re-election of the Independent Auditors as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders fail to ratify the re-election, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the re-election is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and pre-approves all non-audit services provided by our independent registered public accounting firm before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

●	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which the services are provided;

●	such services were not recognized as non-audit services at the time of the relevant engagement; and

●	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees billed by us to Kesselman & Kesselman, Certified Public Accountants (Isr.), for the fiscal year ended December 31, 2024, and for the fiscal year ended December 31, 2023.

	Fiscal year ended December 31, 2024	Fiscal year ended December 31, 2023
Audit fees(1)	$190,000	$126,000
Audit-related fees(2)	$158,462	$97,000
Tax fees(3)	$7,190	$3,393
All other fees	$-	$-
Total fees	$355,652	$226,393

(1)	Audit Fees include fees for professional services rendered for the quarterly reviews of the interim consolidated financial statements and the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K.

(2)	Audit-Related Fees include fees for services that were reasonably related to the performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as for services in connection with our acquisition of APT in 2024, fundraising transactions and a registration statement filed for the re-sale of certain shares of Common Stock by selling stockholders.

(3)	Tax Fees include fees for tax compliance and tax advice.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KESSELMAN & KESSELMAN, CERTIFIED PUBLIC ACCOUNTANTS (ISR.), A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

PROPOSAL NO. 4: APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING

If we fail to receive a sufficient number of votes to approve Proposals No. 1 through 3, we may propose to adjourn or postpone the Annual Meeting. We currently do not intend to propose adjournment or postponement at the Annual Meeting if there are sufficient votes to approve Proposals No. 1 through 3.

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”

THE APPROVAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT

ADDITIONAL PROXIES

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(4)	Option Awards ($)(2)	All Other Compensation ($)(1)(3)	Total ($)(1)
Jonathan Solomon	2024	415,103	50,689	49,798	460,921	102,081	1,078,592
Chief Executive Officer	2023	412,135	201,234	-	404,174	100,998	1,118,541

Marina Wolfson	2024	179,905	-	-	124,854	46,793	351,552
Chief Financial Officer	2023	214,727	76,209	-	90,742	46,578	428,256

Dr. Merav Bassan	2024	265,809	31,833	31,273	130,859	73,208	532,982
Chief Development Officer	2023	264,105	101,145	-	153,218	72,463	590,931

(1)	All payments were originally made in New Israeli Shekels (“NIS”), and were translated into USD using the annual average USD/NIS exchange rate for each fiscal year.

(2)	Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See note 12B to our Consolidated Financial Statements for the year ended December 31, 2024 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal years ended December 31, 2024 and 2023. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the employee upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.

(3)	Amounts in this column represent additional payments for welfare benefits, disability insurance and other customary or mandatory social benefits to employees in Israel.

(4)	Amounts in this column represent the fair value of restricted stock units (“RSUs”) as of the date of grant thereof. The RSUs were fully vested upon grant and the underlying shares of common stock were issued on the grant date and are not subject to continued service to the Company. The fair value of the stock awards’ grant is the Company’s stock closing price as of the grant date, which was $0.99 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2024:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option Exercise Price ($)	Option Expiration Date
Jonathan Solomon	11/13/2016	16,744	-	5.38	01/07/2027
	03/26/2017	18,214	-	2.75	03/26/2027
	05/22/2018	20,172	-	2.75	05/21/2028
	03/29/2019	28,471	-	2.75	03/29/2029
	03/25/2020	3,790	-	2.75	03/25/2030
	03/30/2021	3,750	250	2.75	03/30/2031
	03/29/2022	10,067	4,576	2.75	03/29/2032
	08/22/2022	5,625	4,375	0.66	08/22/2032
	03/01/2023	17,937	23,063	4.00	03/01/2033
	07/11/2024	-	380,500	3.63	07/11/2034

Dr. Merav Bassan	10/10/2019	19,000	-	2.75	10/10/2029
	03/30/2021	1,171	79	2.75	03/30/2031
	03/29/2022	4,910	2,233	2.75	03/29/2032
	08/22/2022	4,219	3,281	6.60	08/22/2032
	03/01/2023	4,375	5,625	4.00	03/01/2033
	07/11/2024	-	95,000	3.63	07/11/2034

Marina Wolfson	03/25/2020	948	-	2.75	03/25/230
	03/30/2021	820	55	2.75	03/30/2031
	03/29/2022	2,455	1,117	2.75	03/29/2032
	08/22/2022	4,219	3,281	6.60	08/22/2032
	03/01/2023	4,375	5,625	4.00	03/01/2033
	29/10/2023	1,495	4,485	2.75	10/29/2033
	07/11/2024	-	95,000	3.63	07/11/2034

(1)	Unless otherwise indicated, options vest and become exercisable as follows: 25% of the options on the first anniversary of the “vesting commencement date” (as defined in the applicable notice of option grant) and, thereafter, in 12 equal quarterly installments of 6.25% each.

Option Awards

Prior to the business combination between Chardan Healthcare Acquisition Corp., a special purpose acquisition company, and BiomX Ltd. (the “Business Combination”), pursuant to which Chardan Healthcare Acquisition Corp. changed its name to BiomX Inc., option awards were granted to our named executive officers under the 2015 Plan. Option awards granted to our named executive officers after the closing of the Business Combination are granted pursuant to the 2019 Plan. In each case, one fourth of the options vest and become exercisable on the first anniversary of the grant date, and the remainder of the options vest and become exercisable in 12 equal quarterly instalments, subject to the named executive officer’s continued employment; provided that the options will vest and become exercisable in the event the named executive officer is terminated within the twelve (12) month period following the occurrence of a Change in Control (as defined in the applicable grant agreement) as a result of an involuntary termination without Cause (as defined in the applicable grant agreement) or a voluntary termination with Good Reason (as defined in the applicable grant agreement). Subject to the terms of any employment agreement, the unexercised portion of these awards is generally forfeited by a participant on the date his or her employment is terminated other than due to death or disability. In the event of death or disability, the options become fully exercisable and remain exercisable for a period specified in the applicable award agreement.

Bonus Awards

We have an annual corporate and individual goal-setting and review process for our named executive officers that is the basis for the determination of potential annual bonuses. Each of our named executive officers is eligible for annual performance-based bonuses of up to a specific percentage of their salary, ranging from 40% to 50% subject to approval by the Board or the Compensation Committee. The performance-based bonus is tied to a set of specified corporate and/or individual goals and objectives reviewed and approved by the Board, such as clinical and development milestones, meeting budget and strategic goals, and we conduct an annual performance review to determine the attainment of such goals and objectives. Our management may propose bonus awards to the Board primarily based on such review process. The Compensation Committee makes the final determination of the achievement of both the specified corporate and strategic objectives and the eligibility requirements for and the amount of such bonus awards and recommends a bonus award payout to the Board for approval. For fiscal year 2024, bonuses were accrued following the completion of a private placement transaction in March 2024 (the “March 2024 PIPE”).

Employment Agreements

Below are descriptions of our employment agreements with our named executive officers.

Jonathan Solomon

Pursuant to an employment agreement dated February 1, 2016, by and between BiomX Israel and Mr. Solomon, as the Chief Executive Officer of BiomX Israel, as amended, Mr. Solomon is entitled to a base salary of NIS 100,000, or approximately $27,304, per month, and an additional gross payment of NIS 25,000, or approximately $6,759, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Mr. Solomon’s Salary”).

BiomX Israel also makes customary contributions on Mr. Solomon’s behalf to a pension fund or a managers insurance company, at Mr. Solomon’s election, in an amount equal to 8.33% of his Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of the Salary in case Mr. Solomon is insured through a managers insurance policy, or 6.50% of Mr. Solomon’s Salary in case Mr. Solomon is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Mr. Solomon chooses to allocate his pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure him under a work disability insurance policy at the rate required to insure 100% of Mr. Solomon’s Salary and for this purpose will contribute an amount of up to 2.50% of Mr. Solomon’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are intended to be in lieu of statutory severance pay that Mr. Solomon would otherwise be entitled to receive from BiomX Israel in accordance with Severance Pay Law 5723-1963 (the “Severance Pay Law”). BiomX Israel also contributes 7.50% of Mr. Solomon’s monthly salary to a recognized educational fund. BiomX Israel also reimburses Mr. Solomon for automobile maintenance and transportation expenses of NIS 2,000, or $541 per month. Mr. Solomon is also entitled to non-statutory 12 months severance, upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Mr. Solomon waives all claims and continues to comply with the other terms of his employment agreement. On March 24, 2025, the Board approved a cash bonus equal to three-months’ salary for Mr. Solomon on the account of existing personal non-statutory severance agreement. The cash payment is expected to be paid during April 2025. Following the payment, Mr. Solomon’s non-statutory severance will be reduced to nine months. Mr. Solomon’s employment agreement provides that either party may terminate the employment relationship by providing a prior written notice of 90 days.

Marina Wolfson

Pursuant to an employment agreement dated December 1, 2019, by and between BiomX Israel and Ms. Wolfson, as amended, she serves as our Chief Financial Officer. Ms. Wolfson is entitled to a base salary of NIS 54,080, or approximately $14,620, per month, and an additional gross payment of NIS 13,520, or approximately $3,655, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Ms. Wolfson’s Salary”).

BiomX Israel also makes customary contributions on Ms. Wolfson’s behalf to a pension fund or a managers insurance company, at Ms. Wolfson’s election, in an amount equal to 8.33% of Ms. Wolfson’s Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of Ms. Wolfson’s Salary in case Ms. Wolfson is insured through a managers insurance policy, or 6.50% of Ms. Wolfson’s Salary in case Ms. Wolfson is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Ms. Wolfson chooses to allocate her pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure her under a work disability insurance policy at the rate required to insure 75% of Ms. Wolfson’s Salary and for this purpose will contribute an amount of up to 2.50% of Ms. Wolfson’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of statutory severance pay that Ms. Wolfson would otherwise be entitled to receive from BiomX Israel in accordance with the Severance Law. BiomX Israel also contributes 7.50% of Ms. Wolfson’s monthly Salary (not to exceed NIS 15,712, or approximately $4,248) to a recognized educational fund. The Company reimburses Ms. Wolfson for automobile maintenance and transportation expenses of NIS 2,500, or approximately $676, per month. Ms. Wolfson is also entitled to non-statutory 9 months severance, upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Ms. Wolfson waives all claims and continues to comply with the other terms of her employment agreement. On March 24, 2025, the Board approved a cash bonus equal to three-months’ salary for Ms. Wolfson on the account of existing personal non-statutory severance agreement. The cash payment is expected to be paid during April 2025. Following the payment, Ms. Wolfson’s non-statutory severance will be reduced to six months. Ms. Wolfson’s employment agreement provides that either party may terminate the employment relationship by providing a prior written notice of 90 days.

Dr. Merav Bassan

Pursuant to an employment agreement dated August 26, 2019, by and between BiomX Israel and Dr. Bassan, as the Chief Development Officer of BiomX Israel, as amended, Dr. Bassan is entitled to a base salary of NIS 62,800, or approximately $16,978, per month, and an additional gross payment of NIS 15,700, or approximately $4,244, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Dr. Bassan’s Salary”).

BiomX Israel also makes customary contributions on Dr. Bassan’s behalf to a pension fund or a managers insurance company, at Dr. Bassan’s election, in an amount equal to 8.33% of Dr. Bassan’s Salary, allocated to a fund for severance pay, and an additional amount equal to 7.30% of Dr. Bassan’s Salary in case Dr. Bassan is insured through a managers insurance policy, or 6.50% of Dr. Bassan’s Salary in case Dr. Bassan is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Dr. Bassan chooses to allocate her pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure her under a work disability insurance policy at the rate required to insure 75% of Dr. Bassan’s Salary and for this purpose will contribute an amount of up to 2.50% of the Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of statutory severance pay that Dr. Bassan would otherwise be entitled to receive from BiomX Israel in accordance with the Severance Law. BiomX Israel also contributes 7.50% of Dr. Bassan’s monthly Salary to a recognized educational fund. The Company reimburses Dr. Bassan for automobile maintenance and transportation expenses of NIS 2,500, or approximately $676, per month. Dr. Bassan is also entitled to non-statutory 9 months severance, upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Dr. Bassan waives all claims and continues to comply with the other terms of her employment agreement. On March 24, 2025, the Board of Directors approved cash bonus equal to three-months’ salary for Dr. Bassan on the account of existing personal non-statutory severance agreement. The cash payment is expected to be paid during April 2025. Following the payment, Dr. Bassan’s non-statutory severance will be reduced to six months. Ms. Bassan’s employment agreement provides that either party may terminate the employment relationship by providing a prior written notice of 90 days.

Director Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual retainer of $35,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:

●	the chairman of the Board receives an annual retainer of $100,000 (inclusive of annual committee chairmanship and membership);

●	each member of our Audit, Compensation and Nominating and Corporate Governance Committees, other than the chairperson, receives an additional annual retainer of $7,500, $5,000 and $4,000, respectively; and

●	each chairperson of our Audit, Compensation and Nominating and Corporate Governance Committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively.

We pay all amounts in quarterly installments. We also reimburse each of our directors for their reasonable travel, lodging and other out-of-pocket expenses incurred relating to their attendance at Board and committee meetings.

Each non-employee director also receives an annual award of options to purchase our Common Stock. One-fourth of each Annual Option Award vests on the first anniversary of the date of grant, and the remainder of the annual option award vests in 12 equal quarterly installments, subject to such director’s continued service on the Board. The Company’s policy is to grant options based, among other things, on the recommendations of a compensation consultant.

In 2024, the Company granted options to directors according to the following structure: 17,600 options to continuing non-employee directors, 26,400 options (150% the mentioned grant) to newly appointed non-employee directors, and 35,200 options to the Chairman of the Board.

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2024 for their service on our Board. Mr. Jonathan Solomon, a director who is also our employee, received no additional compensation for his service as a director and is not set forth in the table below:

Name	Fees earned or paid in cash ($)	Option Awards(2)(3)	All other compensation	Total ($)
Dr. Russell Greig	101,262	55,330	-	156,592
Susan Blum	35,164	22,442	-	57,606
Michael Dambach(1)	8,757	-	-	8,757
Jesse Goodman	31,072	22,442	-	53,514
Jonathan Leff(5)	31,869	22,442	-	54,311
Jason Marks(1)	8,242	-	-	8,242
Greg Merril	31,072	22,442	-	53,514
Dr. Alan Moses	45,824	29,214	-	75,038
Lynne Sullivan(1)(4)	13,627	12,702	-	26,329
Edward Williams	40,975	19,856	-	60,831
	347,864	206,870	-	554,734

(1)	Effective as of March 15, 2024, the director resigned and no longer serves on the Board.

(2)	Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See note 12B. of the notes to Consolidated Financial Statements for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal years ended December 31, 2023 and 2024. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.

(3)	As of December 31, 2024, we had outstanding grants to our non-executive directors aggregating 207,910 options of which 19,708 were exercisable or vested, as the case may be, as follows:

Name	Total of options granted	Total of options exercisable and vested
Russell Greig	53,740	12,456
Susan Blum	26,400	-
Jesse Goodman	26,400	-
Jonathan Leff	26,400	-
Gregory Merril	26,400	-
Dr. Alan Moses	26,870	6,227
Edward Williams	21,700	1,025
Total	207,910	19,708

(4)	Includes $2,500 paid to Ms. Sullivan in consulting fees following her resignation as a director of the Company.

(5)	Cash amounts owed to Mr. Leff for his service as a director were paid to Deerfield Management Company LP.

Securities Authorized for Issuance Under Equity Compensation Plans

We have two equity incentive plans, the 2015 Plan, and the 2019 Plan. Although no shares of our Common Stock are available for future issuance under the 2015 Plan, the 2015 Plan will continue to govern outstanding awards granted thereunder. As of December 31, 2024, options to purchase 204,974 shares of our Common Stock remained outstanding under the 2015 Plan.

The 2019 Plan was adopted by the Board of Directors and approved by our stockholders in connection with the Business Combination. As of December 31, 2024, there were 5,818,677 shares of our Common Stock available for issuance under the 2019 Plan. The aggregate number of shares of our Common Stock available for issuance pursuant to the 2019 Plan automatically increases on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. Accordingly, on January 1, 2025, 727,066 additional shares of our Common Stock were made available for issuance pursuant to the 2019 Plan.

For additional information regarding the 2015 Plan and the 2019 Plan, as of December 31, 2024, please see Part II - Item 8 - Financial Statements and Supplemental Data - Notes to consolidated financial statements - note 12B - Stock-Based Compensation.

	Equity Compensation Plan Information
	December 31, 2024
Plan category	Number of securities to be issued upon exercise of outstanding options and restricted stock (a)	Weighted- average exercise price of outstanding options and restricted stock (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,797,391	4.20	5,818,677
Equity compensation plans not approved by security holders	204,974	3.18	-
Total	2,002,365	4.09	5,818,677

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Chief Executive Officer, who is our principal executive officer (“PEO”), and our other named executive officers ( “Non-PEO NEOs”) and certain financial performance of the Company for each of the fiscal year ended December 31, 2024 (“2024”) and the fiscal year ended December 31, 2023 (“2023”).

Fiscal Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (1)(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (f)	Net (Loss) Income (thousands) (h)
2024	$1,078,592	$811,280	$442,267	$360,844	$4.56	$17,727
2023	$1,118,541	$839,568	$509,594	$430,871	$11.69	$26,169
2022	$1,041,542	$329,655	$479,596	$280,043	$17.50	$28,317

(1)	Our PEO for 2024 and 2023 was Mr. Jonathan Solomon. Our Non-PEO NEOs for 2024 and 2023 were Dr. Merav Bassan, our Chief Development Officer, and Ms. Marina Wolfson, our Chief Financial Officer. As determined under SEC rules, the amounts reported in the “Compensation Actually Paid to PEO” and “Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEO or our Non-PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See “Summary Compensation Table” above for certain other compensation of our PEO and our Non-PEO NEOs for each applicable fiscal year.

(2)	The compensation actually paid amounts reported in 2024 also include the incremental fair value of option awards to our PEO and Non-PEO NEOs that were repriced and exchanged in October and November 2023, computed as the excess fair value of the modified award over the fair value of the original award at the repricing and exchange date.

Compensation actually paid to our PEO represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” to our PEO	2024	2023	2022
Total Compensation in the Summary Compensation Table	$1,078,592	$1,118,541	$1,041,542
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	$(460,921)	$(404,174)	$(512,974)
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End(1)	$200,169	$90,191	$33,756
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(1)	$49,798	$—	$—
Increase/deduction for Change in Fair Value of Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End(1)	$(41,710)	$25,349	$(134,177)
Increase/deduction for Change in Fair Value of Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year(1)	$(14,648)	$9,661	$98,493
Total Adjustments	$(267,312)	$(278,973)	$(711,887)
Compensation Actually Paid to the CEO	$811,280	$839,568	$329,655

(1)	All fair value amounts are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

Adjustments to Determine Compensation “Actually Paid” to our Non-PEO NEOs	2024	2023	2022
Average Total Compensation in the Summary Compensation Table	$442,267	$509,594	$479,596
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	$(127,857)	$(121,980)	$(161,580)
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End(1)	$49,977	$29,002	$17,280
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(1)	$15,636	$—	$—
Increase/deduction for Change in Fair Value of Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End(1)	$(14,296)	$10,404	$(41,226)
Increase/deduction for Change in Fair Value of Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year(1)	$(4,883)	$3,852	$(14,027)
Total Adjustments	$(81,423)	$(78,722)	$(199,553)
Compensation Actually Paid to the Non-PEO NEOs	$360,844	$430,871	$280,043

(1)	All fair value amounts are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

Relationship Between Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, the graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our Non-PEO NEOs, with (i) our Total Shareholder Return (“TSR”), and (ii) our net income (net loss), in each case, for the fiscal years ended December 31, 2022 and December 31, 2023. TSR amounts reported in the graphs assume an initial fixed investment of $100 and that all dividends, if any, were reinvested.

Compensation Actually Paid and Company TSR

Compensation Actually Paid and Net Loss

All information provided above under the “Pay-Versus-Performance” heading will not be deemed to be incorporated by reference into any of BiomX’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent BiomX specifically incorporates such information by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

Our Related-Person Transactions Policy requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the Audit Committee). For as long as the Company qualifies as a “smaller reporting company” as defined under Rule 12b-2 under the Exchange Act, a related-person transaction is defined under our Related-Person Transactions Policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any Related Person (as defined in the policy) are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any Related Person had or will have a direct or indirect material interest. If the Company ceases to be a smaller reporting company, a related-person transaction will be defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any Related Person are, were or will be participants in which the amount involved exceeds $120,000, and in which any Related Person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy.

In the event that the Company proposes to enter into, or materially amend, a related-person transaction, management of the Company shall present such related-person transaction to the Audit Committee for review, consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of (a) all of the parties thereto, (b) the interests, direct or indirect, of any Related Person(s) in the transaction in sufficient detail so as to enable the Audit Committee to fully assess such interests, (c) the purpose of the transaction, (d) all of the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, the amount of principal that would be involved, (e) the benefits to the Company of the proposed related-person transaction, (f) if applicable, the availability of other sources of comparable products or services, (g) an assessment of whether the proposed related-person transaction is on terms that are comparable to the terms available to or from, as the case may be, unrelated third parties that would have been negotiated at arm’s length, and (h) management’s recommendation with respect to the proposed related-person transaction knowing that there is a potential or actual conflict that will arise of the matter proceeds to fruition. In the event the Audit Committee is asked to consider whether to ratify an ongoing related-person transaction, in addition to the information identified above, the presentation must include (i) a description of the extent of work performed and remaining to be performed in connection with the transaction, (ii) an assessment of the potential risks and costs of termination of the transaction, and (iii) where appropriate, the possibility of modification of the transaction.

The Committee, in approving or rejecting the proposed related-person transaction, will consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms and timing of the transaction, (d) the availability of other sources of comparable services or products, (e) the terms available to or from, as the case may be, unrelated third parties, and (f) how the related-person transaction was realized and communicated to the Audit Committee as required under the Related-Person Transactions Policy. The Audit Committee will approve only those related-person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Other than compensation, termination, change in control and other arrangements, which are described in “Executive Officer and Director Compensation”, our only related-person transactions since January 1, 2024 consisted of (i) a Securities Purchase Agreement we entered into on March 6, 2024 with certain investors, including the Cystic Fibrosis Foundation (“CFF”), OrbiMed Israel GP Ltd. (“Orbimed”) and Telmina Limited (“Telmina”), each of which hold more than 5% of our outstanding Common Stock, pursuant to which we sold an aggregate of 216,417 shares of Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”) and warrant issued in a private placement (the “Private Placement Warrants”) to purchase up to an aggregate of 108,208,500 shares of Common Stock, at a combined purchase price of $231.10 per share of Series X Preferred Stock and accompanying Private Placement Warrant. The aggregate gross proceeds from this offering were approximately $50 million. The Private Placement Warrants have an exercise price of $0.2311 and expire on July 6, 2026. The exercise price of the Private Placement Warrants is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. Of these proceeds, an aggregate of 21,635 shares of Convertible Preferred Stock and 10,817,500 Private Placement Warrants were sold to CFF for gross proceeds of $5 million, an aggregate of 4,327 shares of Convertible Preferred Stock and 2,163,500 Private Placement Warrants were sold to Orbimed for gross proceeds of $1 million and an aggregate of 2,596 shares of Convertible Preferred Stock and 1,298,000 Private Placement Warrants were sold to Telmina for gross proceeds of $0.6 million, and (ii) the Securities Purchase Agreement with certain investors and the inducement letter agreements entered into as part of the Company’s financing in February 2025 (the “February 2025 Financing”) and other agreements related to the February 2025 Financing, including issues of unregistered warrants (the “New Warrants”) (as described more fully in Item 5 to the Company’s Annual Report on Form 10-K “Management’s Discussion and Analysis of Financial Conditions and Results of Operations - Liquidity and Capital Resources”) with certain investors, including Deerfield, CFF, and Nantahala Capital Management, LLC (” Nantahala”), each of which holds more than 5% of our outstanding Common Stock. Of the proceeds from the February 2025 Financing, total gross proceeds from (a) the CFF were $2.1 million for an aggregate of 2,256,609 shares of Common Stock issuable upon exercise of the New Warrants, 375,399 shares of Common Stock issuable upon exercise of Amended and Restated Warrants, and 1,174,859 shares of Common Stock issuable upon exercise of Pre-Funded Warrants; (b) Deerfield were $3 million for an aggregate of 3,223,728 shares of Common Stock issuable upon exercise of the New Warrants; (c) Nantahala were $1.2 million for an aggregate of 763,509 shares of Common Stock, 1,289,491 shares of Common Stock issuable upon exercise of the New Warrants, 101,791 shares of Common Stock issuable upon exercise of Amended and Restated Warrants and 213,609 shares of Common Stock issuable upon exercise of Pre-Funded Warrants; and (d) AIGH were approximately $0.7 million for an aggregate of 432,700 shares of Common Stock and 725,338 shares of Common Stock issuable upon exercise of the New Warrants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of August 22, 2025 (except as otherwise indicated) based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each of our named executive officers and directors; and (iii) all our executive officers and directors as a group. Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Common Stock, and Schedules 13G or 13D filed with the SEC, as the case may be, and includes shares of our Common Stock which each beneficial owner has the right to acquire within 60 days of August 22, 2025. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. We have based our calculation of beneficial ownership on 26,554,887 shares of our Common Stock outstanding as of August 22, 2025.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Entities affiliated with Deerfield Management Company, L.P.(2)	18,782,174	9.9%
Nantahala Capital Management, LLC(3)	2,494,109	9.9%
Cystic Fibrosis Foundation(4)	2,494,110	9.9%
Alyeska Master Fund(5)	2,315,716	8.7%
Telmina Limited(6)	1,833,009	6.7%

Directors and Named Executive Officers
Jonathan Solomon(7)	437,913	1.6%
Marina Wolfson(8)	118,327	*
Dr. Merav Bassan(9)	179,408	*
Susan Blum(10)	8,250	*
Dr. Jesse Goodman(11)	8,250	*
Dr. Russell Greig(12)	26,609	*
Jonathan Leff(13)	8,250	*
Gregory Merril(14)	8,250	*
Dr. Alan Moses(15)	13,850	*
Edward Williams(16)	7,550	*
All directors and executive officers as a group (10 persons)	816,657	3.0%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel.

(2)	Based on certain information made available to the Company and on the Schedule 13D/A filed jointly with the SEC on March 3, 2025, by (i) Deerfield Private Design Fund V, L.P. (“Deerfield Private Design V”), (ii) Deerfield Mgmt V, L.P. (“Deerfield Mgmt V”), (iii) Deerfield Healthcare Innovations Fund II, L.P. (“Deerfield HIF II”), (iv) Deerfield Mgmt HIF II, L.P. (“Deerfield Mgmt HIF II”), (v) Deerfield Management Company, L.P. (“Deerfield Management”), and (vi) James E. Flynn (collectively, “Deerfield”). Represents (A) (i) 1,247,054 shares of Common Stock, (ii) 4,795,700 shares of Common Stock issuable upon conversion of shares of Series X Preferred Stock (subject to the Beneficial Ownership Limitation (as defined below)) and (iii) 3,348,333 shares of Common Stock issuable upon exercise of warrants (subject to the Beneficial Ownership Limitation) that were exercisable as of the Record Date or will become exercisable within 60 days thereafter, in each case, held directly by Deerfield Private Design V, and (B) (i) 1,247,054 shares of Common Stock, (ii) 4,795,700 shares of Common Stock issuable upon conversion of shares of Series X Preferred Stock (subject to the Beneficial Ownership Limitation) and (iii) 3,348,333 shares of Common Stock issuable upon exercise of warrants (subject to the Beneficial Ownership Limitation) that were exercisable as of the Record Date, or will become exercisable within 60 days thereafter, in each case, held directly by Deerfield HIF II. The terms of the Series X Preferred Stock and provisions of the warrants restrict the conversion of such shares or the exercise of such warrants, as applicable, to the extent that, upon such conversion or exercise, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.99% of the total number of shares of Common Stock then outstanding (the “Beneficial Ownership Limitation”). The general partner of Deerfield Private Design V is Deerfield Mgmt V. The general partner of Deerfield HIF II is Deerfield Mgmt HIF II. Deerfield Management is the investment manager of Deerfield Private Design V and Deerfield HIF II. James E. Flynn is the sole manager of the general partner of each of Deerfield Mgmt V and Deerfield Mgmt HIF II and Deerfield Management. Each of Mr. Flynn, Deerfield Mgmt V and Deerfield Management may be deemed to share voting and investment power over the shares held by Deerfield Private Design V. Each of Mr. Flynn, Deerfield Mgmt HIF II, and Deerfield Management may be deemed to share voting and investment power over the shares held by Deerfield HIF II.

(3)	Based solely on Company’s records and information contained in Form 13G/A filed with the SEC on May 15, 2025. Represents 2,494,109 shares of Common Stock and excludes (i) 865,300 shares of Common Stock issuable upon exercise of the New Warrants (subject to a beneficial ownership limitation of 9.99%), (ii) 424,191 shares of Common Stock issuable upon exercise of the Common Warrants (subject to a beneficial ownership limitation of 9.99%), (iii) 101,791 shares of Common Stock issuable upon exercise of the A&R Warrants, (iv) 210,582 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (subject to a 9.99% beneficial ownership limitation), and (v) 213,609 shares of Common Stock issuable upon exercise of registered Pre-Funded Warrants (subject to a 9.99% beneficial ownership limitation). Such New Warrants, Common Warrants and Pre-Funded Warrants will only be exercisable following stockholder approval.

(4)	Based on Company’s records and information contained in Form 13G/A filed with the SEC on March 4, 2025. Represents 2,494,110 shares of Common Stock and excludes (i) 1,308,800 shares of Common Stock issuable upon conversion of 13,088 shares of Series X Preferred Stock (subject to a 9.99% beneficial ownership limitation), (ii) 1,081,750 shares of Common Stock issuable upon exercise of the Common Warrants (subject to a 9.99% beneficial ownership limitation), (iii) 1,174,859 shares of Common Stock issuable upon exercise of the New Warrants (subject to a 9.99% beneficial ownership blocker), (iv) 375,399 shares of Common Stock issuable upon exercise of the A&R Warrants, (v) 583,237 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (subject to a 9.99% beneficial ownership limitation) and (vi) 591,622 shares of Common Stock issuable upon exercise of registered Pre-Funded Warrants (subject to a 9.99% beneficial ownership limitation). Such New Warrants, Common Warrants and Pre-Funded Warrants will only be exercisable following stockholder approval.

(5)	Based on certain information made available to the Company and information contained in Form 13G/A filed with the SEC on May 15, 2025.

(6)	Based on certain information made available to the Company and information contained in Form 13G/A filed with the SEC on May 15, 2025. The beneficial ownership of the Reporting Person includes 644,745 warrants held by Telmina Limited, exercisable within 60 days of April 21, 2025.

(7)	Represents (i) 179,804 shares of Common Stock, (ii) 1,875 shares of Common Stock issuable upon exercise of certain warrants, and (iii) certain options to purchase 256,234 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(8)	Represents (i) 68,920 shares of Common Stock, (ii) 281 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 49,126 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(9)	Represents (i) 111,346 shares of Common Stock and (ii) certain options to purchase 68,062 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(10)	Represents certain options to purchase 8,250 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(11)	Represents certain options to purchase 8,250 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(12)	Represents (i) 375 shares of Common Stock, (ii) 281 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 25,953 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(13)	Represents certain options to purchase 8,250 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(14)	Represents certain options to purchase 8,250 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(15)	Represents (i) 500 shares of Common Stock, (ii) 375 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 12,975 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(16)	Represents certain options to purchase 7,550 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC reports of initial ownership and any subsequent changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. The SEC has established specific due dates for these reports, and we are required to disclose in this proxy statement any late filings or failures to file. Based solely on our review of the reports furnished to us and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2024, and through August 28, 2025, we believe that all our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements applicable to them, except for the following:

For the fiscal year ended December 31, 2024: a Form 4 filed by OrbiMed Israel Partners Limited Partnership (and its affiliates) on May 20, 2024, which was due on May 17, 2024.

For the period from January 1, 2025, through August 28, 2025: (i) a Form 4 filed by OrbiMed Israel Partners Limited Partnership (and its affiliates) on March 4, 2025, which was due on February 28, 2025; (ii) a Form 4 filed by each of Eddie Williams, Jonathan Solomon, Gregory Merril, Jesse Goodman, Merav Bassan, Alan Moses, Russell Greig, Susan Blum, Jonathan Leff and Marina Wolfson on April 18, 2025, which were each due on April 16, 2025.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or the Company. Direct your written request to: BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attention: Marina Wolfson.

Stockholders who currently receive multiple copies of the Notice of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our 2026 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for the 2026 annual meeting must submit the proposal to us in writing to the attention of our Secretary at BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona, Israel 7414003. The proposal must be received no later than April 30, 2026. However, pursuant to Rule 14a-8, if the 2026 annual meeting is held on a date that is before September 16, 2026 or after November 15, 2026, then a stockholder proposal submitted for inclusion in our proxy statement for the 2026 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2026 annual meeting.

Stockholders wishing to submit proposals to be presented directly at the 2026 annual meeting of stockholders instead of by inclusion in our proxy statement for the 2026 annual meeting must follow the submission criteria set forth in our Bylaws and applicable law concerning stockholder proposals. To be properly brought before the 2026 annual meeting, business either (i) must be specified in a written notice of the 2026 annual meeting (or any supplement thereto) given by or at the direction of the Board or the Chief Executive Officer or Secretary of BiomX, (ii) otherwise properly brought before the 2026 annual meeting by or at the direction of the Board, or (iii) otherwise properly brought before the 2026 annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the 2026 annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of BiomX. To be timely, a stockholder’s notice must be delivered to or mailed and received at one of the principal executive office(s) of BiomX, not less than ninety (90) calendar days nor more than one-hundred and twenty (120) calendar days prior to the 2026 annual meeting; provided, however, that in the event that less than forty-five (45) calendar days’ notice or prior public disclosure of the date of the 2026 annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) business day following the day on which such notice of the date of the 2026 annual meeting was mailed or such public disclosure was made.

For next year’s annual meeting, we will be required pursuant to Rule 14a-19 under the Exchange Act to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the Annual Meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, notice must be received no later than August 17, 2026. Please note that the notice requirement under Rule 14a-19 is in addition to any applicable notice requirements under any advance notice provisions of our Bylaws, as may be amended.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (as amended by our Form 10-K/A filed with the Securities and Exchange Commission on March 25, 2025) is available without charge upon written request to: BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attention: Marina Wolfson.

Annex A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOMX INC.

BiomX Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended by inserting into Article FIFTH thereof, immediately after the last sentence of the first paragraph, the following:

“…Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as and converted into a different number of shares of Common Stock (the “New Common Stock”) such that each [●]1 shares of Old Common Stock shall, at the Effective Time, be automatically reclassified as and converted into one share of New Common Stock (the “Reverse Stock Split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share.”

SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by vote of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 222 and 242 of the DGCL.

***

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ___ day of __________ 202_.

BIOMX INC.

By:
Jonathan Solomon
Chief Executive Officer

[1]	By approving this Certificate of Amendment, stockholders are approving one, and only one, reverse stock split ratio of between at least 1:5 and less than 1:20 shares of issued and outstanding Common Stock, par value $0.0001 per share, into one share. The Certificate of Amendment that is filed with the Secretary of State of the State of Delaware will include only one ratio determined by the Board of Directors of the corporation to be in the best interests of the corporation and its stockholders following stockholder approval of this amendment and prior to the time of filing of the Certificate of Amendment.

A-1

BIOMX INC
22 EINSTEIN ST., FLOOR 4
NESS ZIONA 7414003, ISRAEL

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78815-P37694

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BIOMX INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To approve the election of three Class II directors to serve on the Company's Board of Directors until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified. The Class II nominees are:	☐	☐	☐

01) Susan Blum
02) Dr. Jesse Goodman
03) Gregory Merril

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V78816-P37694

BIOMX INC.
Annual Meeting of Stockholders
October 16, 2025, 8:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jonathan Solomon and Marina Wolfson or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOMX INC. that the stockholder(s) is/are entitled to vote at the Annual meeting of Stockholders to be held virtually at 8:00 AM, Eastern Time on October 16, 2025, at www.virtualshareholdermeeting.com/PHGE2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the nominees listed on the reverse side and FOR each of proposals 2, 3 and 4 and, in the discretion of the proxies, upon such other business as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on the reverse side.